                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                              THE MEAD CORPORATION
             (Exact name of registrant as specified in its charter)

           OHIO                                         31-0535759
(State of Incorporation)                   (I.R.S. Employer Identification No.)


                           COURTHOUSE PLAZA NORTHEAST
                               DAYTON, OHIO 45463
                        (Address, including zip code, of
                    registrant's principal executive offices)

                              THE MEAD CORPORATION
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                              DAVID L. SANTEZ, ESQ.
                               ASSISTANT SECRETARY
                              THE MEAD CORPORATION
                             MEAD WORLD HEADQUARTERS
                           COURTHOUSE PLAZA NORTHEAST
                               DAYTON, OHIO 45463
                                  937-495-6323
                      (Name, address and telephone number,
                   including area code, of agent for service)

------------------------------------------------------------------------------------------------------------
                                     CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                                          Proposed
                                                    Proposed Maximum      Maximum            Amount of
Title of Securities               Amount to be      Offering Price Per    Aggregate          Registration
to be Registered                  Registered (1)(2) Share (3)             Offering Price (3) Fee
--------------------------------- ----------------- --------------------- ------------------ ---------------
Common Shares, without par
value (2)                            2,500,000            $27.10             $67,750,000        $16,938
--------------------------------- ----------------- --------------------- ------------------ ---------------

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of shares of Common Shares that may be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

(2) There are also being registered hereunder an equal number of related Purchase Rights, which are currently attached to and transferrable only with the Common Shares registered hereby, issuable pursuant to the Registrant's Shareholder Rights Plan.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) on the basis of the average of the high and low prices reported on the New York Stock Exchange, Inc. on June 25, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

     The Registration Statement on Form S-8 (Reg. No. 33-03047) filed by The Mead Corporation, an Ohio corporation (the "Registrant"), is hereby incorporated by reference.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on this day 28th of June, 2001.

                                      THE MEAD CORPORATION




                                      By /s/ Jerome F. Tatar
                                         --------------------------------
                                         Jerome F. Tatar
                                         Chairman of the Board,
                                         Chief Executive Officer and
                                         President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

------------------------------------------------------------------------------
NAME                            TITLE                             DATE
------------------------------------------------------------------------------



/s/ Jerome F. Tatar             Chairman of the Board,            June 28, 2001
-------------------------       Chief Executive Officer and
Jerome F. Tatar                 President (principal executive
                                officer) and Director




/s/ Timothy R. McLevish          Vice President and Chief         June 28, 2001
-------------------------        Financial Officer (principal
Timothy R. McLevish              financial officer)

/s/ John G. Breen
-----------------------
John G. Breen                     Director                    June 28, 2001




/s/ Duane E. Collins
-----------------------
Duane E. Collins                  Director                    June 28, 2001




/s/ William E. Hoglund
-----------------------
William E. Hoglund                Director                    June 28, 2001




/s/ James G. Kaiser
-----------------------
James G. Kaiser                   Director                    June 28, 2001




/s/ Robert J. Kohlhepp
-----------------------
Robert J. Kohlhepp                Director                    June 28, 2001




/s/ John A. Krol
-----------------------
John A. Krol                      Director                    June 28, 2001




/s/ Susan J. Kropf
-----------------------
Susan J. Kropf                    Director                    June 28, 2001




/s/ Heidi G. Miller
-----------------------
Heidi G. Miller                   Director                    June 28, 2001




/s/ Lee J. Styslinger, Jr.
-----------------------
Lee J. Styslinger, Jr.            Director                    June 28, 2001




/s/ J. Lawrence Wilson
-----------------------
J. Lawrence Wilson                Director                    June 28, 2001

                                INDEX TO EXHIBITS


(4)  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY
     HOLDERS, INCLUDING INDENTURES

     4.1 Amended Articles of Incorporation of The Mead Corporation adopted May 28, 1987 (filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference)

     4.2 Regulations of The Mead Corporation, as amended April 25, 1996 (filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference)


(5)  OPINION RE LEGALITY

     5.1  Opinion of Thompson Hine LLP


(23) CONSENTS OF EXPERTS AND COUNSEL

     23.1 Consent of Deloitte & Touche LLP

     23.2 Consent of Thompson Hine LLP [contained in their opinion filed as Exhibit 5.1]



                       -----------------------------------




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